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                                                                    EXHIBIT 10.1




                  CALENDAR YEAR 2000 AMENDMENT TO THE BTG, INC.

                         1995 EMPLOYEE STOCK OPTION PLAN


         Effective January 17, 2000, the second sentence of paragraph 1 of
Article 3 of the BTG, Inc. 1995 Employee Stock Option Plan is hereby deleted in its entirety and replaced with the following sentence:

                  The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 1,750,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 19 hereof.




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